                                                                   Exhibit 10.5


                                CREDIT AGREEMENT

                                      AMONG

                            NATIONAL HEALTHCARE L.P.,
                                  as Borrower,

                     The Banks Party Hereto, as the Lenders

                                       and

                          SUNTRUST BANK, NASHVILLE, N.A
                          as the Agent for the Lenders

                             $35,000,000 Credit Loan



                               December 31, 1996

                               TABLE OF CONTENTS
                                                                            Page

ARTICLE 1. DEFINITIONS AND USAGE ............................................ 1
     Section 1.1. Defined Terms ............................................. 1
     Section 1.2. Computations; Accounting Principles ....................... 8
     Section 1.3. Exhibits and Schedules .................................... 8
     Section 1.4. General Construction; Captions ............................ 8
     Section 1.5. Time Periods .............................................. 9
     Section 1.6. UCC Terms ................................................. 9
     Section 1.7. References to Documents and Laws .......................... 9


ARTICLE 2. LOAN FACILITY                                                      9
     Section 2.1.  Loan Commitment .......................................... 9
     Section 2.2.  Lenders Not Permitted or Required To Make Loans .......... 9
     Section 2.3.  Borrowing Procedure ...................................... 9
     Section 2.4.  Disbursement of Funds ....................................10
     Section 2.5.  Notes ....................................................11
     Section 2.6.  Interest .................................................11
     Section 2.7.  Interest Periods .........................................12
     Section 2.8.  Fees .....................................................12
     Section 2.9.  Use Of Proceeds ..........................................12
     Section 2.10. Repayment of Principal ...................................12
     Section 2.11. Voluntary Prepayments of Borrowings ......................12
     Section 2.12. Voluntary Reduction of Commitments .......................13
     Section 2.13. Payments, etc ............................................13
     Section 2.14. Interest Rate Not Ascertainable, etc .....................15
     Section 2.15. Illegality ...............................................15
     Section 2.16. Increased Costs ..........................................15
     Section 2.17. Funding Losses ...........................................16
     Section 2.18. Apportionment of Payments ................................17
     Section 2.19. Sharing of Payments, Etc .................................17
     Section 2.20. Capital Adequacy .........................................17


ARTICLE 3. REPRESENTATIONS AND WARRANTIES ...................................18
     Section 3.1. Existence and Qualification ...............................18
     Section 3.2. Power and Authorization ...................................18
     Section 3.3. Binding Obligations .......................................18
     Section 3.4. No Legal Bar or Resultant Lien ............................18
     Section 3.5. No Consent ................................................18
     Section 3.6. Financial Condition .......................................18
     Section 3.7. Investments, Advances, and Guaranties .....................18
     Section 3.8. Liabilities and Litigation ................................19
     Section 3.9. Taxes; Governmental Charges ...............................19
     Section 3.10. Title, Etc ...............................................19
     Section 3.11. Intellectual Property ....................................19


                                       ii


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
     Section 3.12. No Default ...............................................19
     Section 3.13. Casualites; Taking of Properties, Etc.....................19
     Section 3.14. Compliance with Laws, Etc.................................19
     Section 3.15. ERISA ....................................................20
     Section 3.16. Subsidiaries, Etc.........................................20
     Section 3.17. No Material Misstatements.................................20
     Section 3.18. Investment Company Act....................................20
     Section 3.19. Securities Act, Etc.......................................20
     Section 3.20. Regulation U..............................................20
     Section 3.21. Use of Proceeds; Purpose of the Credit....................20
     Section 3.22. Solvency..................................................20
     Section 3.23. Capital.............. ....................................20
     Section 3.24. Filings...................................................20


ARTICLE 4. CONDITIONS PRECEDENT..............................................21
     Section 4.1. Initial Conditions ........................................21
     Section 4.2. All Borrowings ............................................21


ARTICLE 5. AFFIRMATIVE COVENANTS ............................................22
     Section 5.1. Financial Statements and Reports...........................22
     Section 5.2. Taxes and Other Liens .....................................23
     Section 5.3. Maintenance ...............................................23
     Section 5.4. Further Assurances ........................................23
     Section 5.5. Performance of Obligations ................................24
     Section 5.6. Insurance .................................................24
     Section 5.7. Accounts and Records ......................................24
     Section 5.8. Right of Inspection .......................................24
     Section 5.9. Notice of Certain Events ..................................24
     Section 5.10. ERISA Information and Compliance .........................26
     Section 5.11. Management ...............................................26
     Section 5.12. Financial Covenants ......................................26


ARTICLE 6. NEGATIVE COVENANTS ...............................................27
     Section 6.1. Debts, Guaranties, and Other Obligations ..................27
     Section 6.2. Liens .....................................................27
     Section 6.3. Investments, Loans, and Advances ..........................28
     Section 6.4. Sales and Leasebacks ......................................28
     Section 6.5. Nature of Business ........................................28
     Section 6.6. Acquisitions, Mergers, Etc ................................29
     Section 6.7. Asset Dispositions, Etc ...................................29
     Section 6.8. Proceeds of Loan ..........................................29
     Section 6.9. Sale or Discount of Receivables ...........................29
     Section 6.10. Transactions with Affiliates .............................29
     Section 6.11. Creation of Subsidiaries, Etc ............................29
     Section 6.12. Additional Negative Pledges ..............................29
     Section 6.13. Inconsistent Agreements ..................................29

                                       iii
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
ARTICLE 7. EVENTS OF DEFAULT ................................................29
     Section 7.1. Events of Default .........................................29
     Section 7.2. Remedies ..................................................31
     Section 7.3. Right of Set-off...........................................31


ARTICLE 8. INDEMNIFICATIONS .................................................31
     Section 8.1. Representation and Indemnity Regarding Hazardous
                  Substances.................................................31
     Section 8.2. Other Indemnities .........................................32


ARTICLE 9. AGENT ............................................................33
     Section 9.1. Appointment of the Agent ..................................33
     Section 9.2. Authorization of the Agent with Respect to the Loan
                  Documents..................................................33
     Section 9.3. Agent's Duties Limited; No Fiduciary Duty .................34
     Section 9.4. No Reliance on the Agent ..................................34
     Section 9.5. Certain Rights of Agent ...................................35
     Section 9.6. Reliance by the Agent .....................................35
     Section 9.7. Indemnification of the Agent ..............................35
     Section 9.8. The Agent in its Individual Capacity ......................35
     Section 9.9. Holders of Notes ..........................................35
     Section 9.10. Successor Agent ..........................................35
     Section 9.11. Notice of Default or Event of Default ....................36


ARTICLE 10. GENERAL PROVISIONS ..............................................36
     Section 10.1. Notices ..................................................36
     Section 10.2. Amendments, Etc ..........................................36
     Section 10.3. No Waiver; Remedies Cumulative ...........................37
     Section 10.4. Payment of Expenses, Etc .................................37
     Section 10.5. Right of Setoff ..........................................38
     Section 10.6. Benefit of Agreement .....................................38
     Section 10.7. Governing Law; Submission to Jurisdiction ................39
     Section 10.8. Counterparts .............................................39
     Section 10.9. Effectiveness; Survival ..................................39
     Section 10.10. Severability ............................................40
     Section 10.11. Independence of Covenants ...............................40
     Section 10.12. Change in Accounting Principles, Fiscal Year or Tax Laws 40
     Section 10.13. Headings Descriptive; Entire Agreement ..................40
     Section 10.14. Interest ................................................40


ARTICLE 11. Jury Waiver......................................................41
     Section 11.1. Jury Waiver ..............................................41

                                       iv

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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is entered into this 31st day of December, 1996, by and between NATIONAL HEALTHCARE L.P., a Delaware limited partnership with its principal offices located at 100 Vine Street, Murfreesboro, Tennessee 37130 ("BORROWER"), and SUNTRUST BANK, NASHVILLE, N.A, a national banking association with its principal offices located at 201 Fourth Avenue, North, Nashville, Tennessee 37219 ("STB"), the other banks and lending institutions listed on the signature pages hereof (collectively, together with STB, the "LENDERS"), and SUNTRUST BANK, NASHVILLE, N.A., in its capacity as agent for the Lenders and each successor agent for such Lenders, as appointed from time to time pursuant to this Agreement (the "AGENT").

                                  BACKGROUND:

         WHEREAS, Borrower has requested and Lenders have agreed to provide certain credit facilities to Borrower, with the Agent acting as the administrative agent for the Lenders, on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        ARTICLE 1. DEFINITIONS AND USAGE

         SECTION 1.1. DEFINED TERMS. In addition to other words and terms defined in the preamble hereof or elsewhere in this Agreement, the following terms shall have the following meanings herein, unless the context expressly requires otherwise:

         "ADJUSTED TANGIBLE NET WORTH" means the total equity of Borrower and its Subsidiaries, plus Subordinated Debt, minus the general intangibles of Borrower, including, without limitation, goodwill and unamortized loan costs in excess of One Million Four Hundred Thousand Dollars ($1,400,000.00).

         "AFFILIATE" means a Person (other than a Subsidiary) (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with Borrower, (b) that beneficially owns or holds 5% or more of any class of the Voting Securities of Borrower, or (c) of which 5% or more of the Voting Securities is beneficially owned or held by Borrower or a Subsidiary or another Affiliate the term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, firm or corporation whether through the ownership of Voting Securities, by contract or otherwise.

         "AGENT" means SunTrust Bank, Nashville, N.A., a national banking association, and any successor agent appointed pursuant to Section 9.10 hereto.

         "AGREEMENT" means this Loan Agreement (including all schedules and exhibits hereto).

         "APPLICABLE LIBOR RATE" means, for any Interest Period, the London lnterbank Offered Rates for deposits in U.S. Dollars for a period comparable to the interest Period and an amount comparable to the LIBOR Loan as quoted by the Telerate System and published on each Business Day by STB's Funds Management Desk. If such rate is unavailable on such service, then such rate shall be determined by and based on any other interest rate reporting service of recognized standing designated in writing by the Agent to the Borrower and the other Lenders.

         "ASSET SALE" means any Disposition except the sale of inventory in the ordinary course of business or equipment which has become obsolete or is replaced in the ordinary course of business.

         "BANKRUPTCY CODE" means the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. Sections 101, et seq.).

         "BASE RATE" means the rate of interest established from time to time and announced by STB as its "base rate," which is an interest rate used as an index for establishing interest rates on loans. STB's Base Rate is a reference rate only and does not necessarily represent the lowest or best rate charged to any customer. STB may make commercial loans or other loans at rates of interest at, above or below STB's Base Rate.

         "BASE RATE LOAN" means any outstanding principal amount of the Loans of any Lender that bears interest at a rate determined at or referenced to the Base Rate.

         "BORROWING" means either (a) the Base Rate Loans and, in the case of LIBOR Loans, having the same Interest Period, made on the same Business Day by the Lenders; or (b) the combination or conversion thereof as provided in Section
2.3 hereof, in whole or in part.

         "BORROWING REQUEST" means a loan request and certificate duly executed and submitted by the Borrower, substantially in the form of Exhibit A hereto.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

         "CAPITAL LEASE" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee, which lease should, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

         "CLOSING" means the time and place of the execution and/or delivery of the Loan Documents.

         "CLOSING DATE" means December 31, 1996.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COMMITMENT" OR "COMMITMENTS" means the aggregate commitment of all the Lenders to make the Loans, as described in Section 2.1 in the amounts set forth beside such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time pursuant to Section 2.19.

         "CONDITIONS PRECEDENT" means those matters or events that must be completed or must occur or exist before Lenders would become obligated to fund any Loan, including, without limitation, those matters described in Article 4 hereof.

         "CONTEST" means an appropriate proceeding diligently conducted and brought in good faith by the Borrower whereby the Borrower disputes the applicability or amount of any tax, levy, import, fee, governmental charge or similar item and as to which Borrower has established appropriate reserves under GAAP.

         "CONTINUATION/CONVERSION NOTICE" means a notice of continuation or conversion and certification duly executed by the Borrower, substantially in the form of Exhibit B hereto.

         "CURRENT ASSETS" means, with respect to any Person, as of any date of determination, all assets of such Person that, in accordance with GAAP, would be classified as current assets after deduction of all reserves properly deductible from such assets.

         "CURRENT LIABILITIES" means, with respect to any Person, as of any date of determination, all Debt of such Person that, in accordance with GAAP, would be classified as current liabilities.

         "CURRENT RATIO" means the ratio of Current Assets to Current
Liabilities.

         "DEBT SERVICE COVERAGE" means the ratio of (i) the annualized sum of Net Income (Loss), plus depreciation amortization, plus interest expense, minus the Maintenance Capital Expenditures Amount for such period, to (ii) interest expense, plus current maturities of long term indebtedness, plus any payments required to fund any Guaranty of Borrower.

         "DEFAULT" means the occurrence of any of the events specified in
Section 7.1 hereof, even though any requirement for notice or lapse of time or other condition precedent has not been satisfied.

         "DEFAULT RATE" means a rate equal to two percent (2%) per annum above the Base Rate.

         "DISPOSITION" means any sale, conveyance, transfer, assignment, lease or other disposition (including, without limitation, by merger or consolidation, and by condemnation, eminent domain, loss, damage or destruction, and whether by operation of law or otherwise) by the Borrower to any Person of any Property.

         "DOLLARS" and "U.S. DOLLARS" and a sign "$" means lawful money of the United States of America.

         "EBITDA" means, for any period, the sum of Borrower's (or the property subject to a Disposition, as the case may be) (i) Net Income (Loss) ~ (ii) the sum of (a) interest expense, plus (b) tax expense, plus (c) depreciation, plus
(d) amortization, plus (e) other non-cash charges to Net Income (Loss), all as determined in accordance with GAAP, consistently applied.

         "ENVIRONMENTAL LAWS" means all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to, regulating or imposing liability or standards of conduct concerning (a) pollution or protection of the environment, (b) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata),
(c) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, or (d) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom, such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. Sections 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. Sections 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. Sections 9601 et seq ),
(vi) any "Superfund" or "Superlien" law, including, without limitation, the Tennessee Hazardous Waste Management Acts of 1977 and of 1983, as amended in Tennessee Code Annotated Sections 68-212-101 et seq. and Sections 68-212-201 et seq., and (vii) all applicable national and local laws or regulations with respect to environmental control.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "ERISA AFFILIATE" means, with respect to any Person, (a) any corporation (other than such Person) that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with such Person, (b) any trade or business (other than such Person), whether or not incorporated, that is under common control (as defined in Section 414(c) of the Code) with such Person, and (c) any trade or business (other than such Person) that is a member of an affiliated service group (as defined in Section 414(m) of the Code) of which such Person is also a member. The term ERISA Affiliate also includes any other entity required to be aggregated with such Person under Section 414(o) of the Code and the treasury regulations thereunder.

         "EVENT OF DEFAULT" means the occurrence of any of the events specified in Section 7.1 hereof.

         "FEE LETTER" means the confidential letter, dated December 30, 1996, between Borrower and Agent.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of Atlanta for such day (or, if such day is not a Business Day, for the next preceding Business Day). If such Federal Funds Rate shall be the rate is not published for any day that is not a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by the Agent.

         "FINANCIAL STATEMENTS" means (a) the financial statement or statements of Borrower described or referenced in Section 3.6 hereof and delivered with this Agreement to the Agent, and (b) subsequent financial statements required to be provided pursuant to this Agreement.

         "FISCAL MONTH" means each of the twelve months in the Fiscal Year.

         "FISCAL QUARTER" means each of the quarters of the Fiscal Year, ending on March 31, June 30, September 30, and December 31.

         "FISCAL YEAR" means any twelve-month accounting period ending December 31.

         "FIXED COVERAGE RATIO" means (a) the annualized sum of Net Income, plus depreciation and amortization, plus interest expense, plus lease expense (excluding any components included in interest expense and amortization), minus distributions paid to holders of units of Borrower for the Fiscal Year, as projected by Borrower in written financial projections furnished to the Lender or as actually paid, whichever is greater, divided by (b) the sum of interest expense, plus current maturities of long-term Indebtedness, plus lease expense (excluding any components included in interest expense and current maturities of long-term Indebtedness) plus any payments required to fund any obligations guaranteed by Borrower, all as determined in accordance with GAAP.

         "FUNDED DEBT" means, with respect to any Person, as of any date of determination, long-term Indebtedness (but excluding Subordinated Debt), plus notes payable, plus current maturities of long-term Indebtedness plus all Capital Leases, plus all obligations under any Guaranty.

         "GAAP" means generally accepted accounting principles.

         "GENERAL PARTNER" means NHC, Inc., a Tennessee corporation or any successor managing general partner of Borrower.

         "GUARANTY" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including any obligations (contingent or otherwise) arising through any agreement to purchase, repurchase or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency; assets, level of income or other financial condition or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "HAZARDOUS SUBSTANCES" means those substances included within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., any applicable state law and in the regulations promulgated pursuant to such acts and laws, and such other substances, materials and waste which are or become regulated under any applicable local, state, or federal law or regulation.

         "INDEBTEDNESS" of any Person means, without duplication (a) ALL OBLIGATIONS OF such Person that in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property OR services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (b) all rental obligations under leases required to be capitalized under GAAP; (c) all Guaranties of such Person (including contingent reimbursement obligations under undrawn letters of credit); (d) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (e) obligations or other liabilities under currency contracts, interest rate hedging contracts or similar agreements or combinations thereof.

         "INTEREST PERIOD" shall have the meaning set forth in Section 2.7 hereof

         "LENDER" or "LENDERS" means STB, the other banks and lending institutions listed on the signature pages hereof and each permitted assignee thereof, if any, pursuant to Section 10.6 hereof but shall not include any participants

         "LIBOR LOAN" means any outstanding principal amount of the Loans of any Lender that bears interest at a rate determined at or referenced to Applicable LIBOR Rate.

         "LIEN" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, without limitation, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, sale of accounts or Intangibles, trust receipt or a lease, consignment, or bailment for security purposes The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting any Property. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, but shall not include any Property subject to a management agreement or operating lease wherein Borrower has the right to purchase such Property at or above fair market value until such time as Borrower does in fact purchase such Property.

         "LOAN" or "LOANS" shall have the same meaning set forth in Section 2.1 hereof.

         "LOAN DOCUMENTS" means, collectively, all of the agreements, documents, papers and certificates executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date) or at any time evidencing any of the Obligations, including, without limitation, this Agreement, the Notes, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at the Agent's request.

         "MAINTENANCE CAPITAL EXPENDITURES" means, with respect to any Person, expenditures for the improvement, maintenance or renovation of assets which are capitalized in accordance with GAAP, but specifically excluding, without limitation, the expansion of existing leased and owned nursing homes or other healthcare related facilities and the acquisition, development or construction of new property.

         "MAINTENANCE CAPITAL EXPENDITURES AMOUNT" means, with respect to any PERSON FOR any period, the greater of (a) actual Maintenance Capital Expenditures made during such period or (b) Five Hundred Dollars ($500.00) per bed owned or leased by such Person during such period or any portion thereof.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, as applicable, a material adverse effect on, or material adverse change in, (a) the business, operations or financial condition of Borrower, (b) the ability of Borrower to perform its obligations under this Loan Agreement, the Notes, or other Loan Documents, or (c) the Agent's ability to enforce the rights and remedies granted under this

Agreement or other Loan Documents, in all cases whether attributable to a single circumstance or event or an aggregation of circumstances or events.

         "MATURITY DATE" means the earlier of (i) December 31, 1999 or (ii) the date Agent accelerates the Obligations following an Event of Default or (iii) the occurrence of an event set forth in Section 7.1(e) or Section 7.1(f) herein. All amounts owed by the Borrower to Lenders pursuant to this Agreement and the Loan Documents shall be due and payable in full on the Maturity Date, unless the Maturity Date is extended in a writing signed by the Lenders and Agent.

         "NET INCOME (LOSS)" means, for the relevant accounting period of Borrower, all ordinary income and ordinary gains less all ordinary expenses and ordinary losses from operations Borrower (or the property subject to a Disposition, as the case may be) and all Subsidiaries.

         "NOTE" or "NOTES" means, individually and/or collectively, a promissory note issued by Borrower payable to any Lender, in the form of Exhibit C hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time) evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "OBLIGATIONS" means all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement, including without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities and obligations of the Borrower, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

         "PAYMENT OFFICE" means (i) for the Agent, the Agent's office located at the address set forth at the beginning of this Agreement, and (ii) for each Lender, the office identified on such Lender's signature page hereto, as the same may be amended pursuant to Section 10.1.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PERSON" means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

         "PLAN" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or any Subsidiary and covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "PRO RATA SHARE" means the percentage designated as each lender's pro Rata share of the Commitment set forth under the name of such Lender on its respective signature page hereto, in each case as such Pro Rata Share may change from time to time as a result of assignments or amendments made pursuant to this Agreement. Each Lender's Pro Rata Share is applicable to the Lender's Commitment, each Loan to be made by each Lender, and each payment (including payments of principal, interest or fees) to be made to each Lender.

         "PROPERTY" OR "PROPERTIES" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

         "REQUIRED LENDERS" means, at any time, Lenders (including STB) holding at least an aggregate of sixty-six and two-thirds percent (66-2/3 %) of the then aggregate unpaid principal amount of the Loans or, if no Loans are then outstanding, having at least an aggregate of sixty-six and two-thirds percent (662/3%) of the Commitments.

         "SUBORDINATED DEBT" means any Debt of Borrower incurred from time to time to any other Person, the payment of which is subordinated fully to the Indebtedness pursuant to a written instrument or agreement that has been previously approved by the Agent in writing as to form and substance.

         "SUBSIDIARY" means, at the time as of which any determination is being made, any corporation, partnership, or other entity of which more than fifty percent (50%) of the issued and outstanding Voting Securities is owned or controlled, directly or indirectly, by Borrower and/or by one or more of Borrower's Subsidiaries.

         "TAXES" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or other charges of whatever nature, now or hereafter imposed or levied by any governmental authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, excluding, in the case of the Agent and each Lender, net income and franchise taxes imposed on the Agent or such Lender by the jurisdiction under the laws of which the Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's domestic lending offices or eurodollar lending offices are located or any political subdivision or taxing authority thereof or therein.

         "UCC" means the Uniform Commercial Code as adopted in the State of Tennessee.

         "VOTING SECURITIES" means securities of any class of a corporation (or other ownership interests in Persons that are not corporations) the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions) or general partner(s).

         SECTION 1.2. COMPUTATIONS; ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, such determination or calculation, to the extent applicable and except as otherwise specified in this Agreement, shall be made in accordance with GAAP applied on a consolidated basis consistently applied.

         SECTION 13. EXHIBITS AND SCHEDULES. All exhibits and schedules attached hereto are by reference made a part hereof.

         SECTION 1.4. GENERAL CONSTRUCTION; CAPTIONS. All DEFINITIONS AND OTHER TERMS USED IN THIS Agreement are equally applicable to the singular and plural forms thereof, and all references to any gender include all other genders. The words "hereof", "herein" and "hereunder" and words of similar import in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Sections, subsections, schedules and exhibits are to this Agreement unless otherwise specified. The words "includes" and "including and words of similar import are inclusive and not exclusive terms, and are not intended to create any limitation. The captions in this Agreement are for only, and in no way limit or amplify the provisions hereof.

         SECTION 1.5. TIME PERIODS. Unless otherwise specified, time periods shall be calculated by including the date on which the time period starts and excluding the date on which it ends.

         SECTION 1.6. UCC TERMS. Terms used in this Agreement that are defined in the UCC shall have the same meanings herein, except as otherwise expressly provided or amplified (but not limited) herein.

         SECTION 1.7. REFERENCES TO DOCUMENTS AND LAWS. All defined terms and references in this Agreement with respect to any agreements, notes, instruments, certificates or other documents shall be deemed to refer to such documents and to any amendments, modifications, renewals, extensions, replacements, restatements, substitutions and supplements of and to such documents. Unless otherwise provided, all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

                            ARTICLE 2. LOAN FACILITY

         SECTION 2.1. LOAN COMMITMENT. Subject to and upon the terms and conditions herein set forth, from time to time on any Business Day occurring prior to the Maturity Date, each Lender will make revolving credit loans (relative to such Lender, and of any type, its "LOANS") to the Borrower equal to such Lender's Pro Rata Share of the aggregate amount of the Borrowing of Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1 is herein referred to as its "LOAN COMMITMENT". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Loans.

         SECTION 2.2. LENDERS NOT PERMITTED OR REQUIRED TO MAKE LOANS. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans made by such Lender would exceed such Lender's Pro Rata Share of the Commitment Amount.

         SECTION 2.3. BORROWING PROCEDURE. (a) Whenever the Borrower desires to make a Borrowing with respect to the Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 2.3(c)), the Borrower shall deliver to the Agent a Borrowing Request, such Borrowing Request to be given prior to 10:00 A.M. (local time for the Agent) at its Principal Office (i) the day of the request for such Borrowing in the case of Base Rate Loans, and
(ii) two (2) Business Days prior to the requested date of such Borrowing in the case of LIBOR Loans. Notices received after 10:00 A.M. shall be deemed received on the next Business Day. The Borrowing Request shall include any certificates or documentation required by Agent to be given in connection with the Borrowing. Each Borrowing Request shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans (or both), whether the Borrowing is to be deposited into Borrower's demand deposit account maintained with Agent or wire transferred into another account (with appropriate wiring information) and the Interest Period chosen by the Borrower.

         (b) Each Loan shall, at the option of the Borrower, be made, continued as or converted into part of one or more Borrowings that shall consist entirely of Base Rate Loans and LIBOR Loans only. Each Borrowing comprised of LIBOR Loans shall not be less than $1,000,000 or a greater integral multiple of $1,000,000 and each Borrowing comprised of Base Rate Loans shall be not less than or a greater integral multiple of $100,000. At no time shall the aggregate number of LIBOR Loans exceed ten (10).

         (c) Whenever the Borrower desires to convert all or a portion of an outstanding Borrowing into one or more Borrowings consisting of Loans of another type, or to continue outstanding a Borrowing consisting of LIBOR Loans for a new Interest Period, the Borrower shall deliver to Agent a Continuation/Conversion Notice AT LEAST ONE (1) Business Day prior to such Borrowing being converted into Base Rate Loans, and at least two (2) Business Days prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Loans. The Continuation/Conversion Notice shall be given prior to 10:00 (local time for the Agent) on the date specified at the Principal Office of the Agent. Each such Notice shall be irrevocable and shall specify the aggregate principal amount of the Borrowings to be converted or continued, the date of such conversion or continuation, whether the Borrowings are being converted into Base Rate Loans or LIBOR Loans or continued as LlBOR Loans. In the case of LlBOR Loans, the Continuation/Conversion Notice shall also specify the Interest Period applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing, the Borrower shall have failed to deliver the Continuation/Conversion Notice, the Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Loans. If a Default or Event of Default has occurred and is continuing, no Continuation/Conversion Notice may be given by Borrower unless the Agent and the Required Lenders shall have otherwise consented in writing. No conversion of any Borrowing of LIBOR Loans shall be permitted except on the last day of the Interest Period in respect thereof unless prior to such conversion Borrower pays to each Lender the amounts due under Section 2.17 hereof.

         (d) The persons designated in the Officer's Certificate described in
Section 4.1(e) hereof are authorized to submit a Borrowing Request and a Continuation/Conversion Notice and any other person designated thereby in writing by the Borrower and delivered to Agent as being authorized to submit such Requests and Notices, and such authority shall continue until revoked in writing by the Borrower.

         (f) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice.

         (g) The Agent shall promptly give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 2.3 with respect to the Commitments.

         SECTION 2.4. DISBURSEMENT OF FUNDS. (A) NO LATER THAN 2:00 P.M. local time for the agent) on the date of each Borrowing pursuant to the Loan Commitments (other than one resulting from a conversion or continuation pursuant to Section 2.3(c)), each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Principal Office of the Agent. The Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner as directed by Borrower in the Borrowing Request by either (i) crediting such amounts to the demand deposit account chosen by the Borrower in the Borrowing Request by the close of business on such Business Day or (ii) wire transfer pursuant to the instructions set out in the Borrowing Request In the event that the Lenders do not make such amount available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day.

         (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing pursuant to the Commitments that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 2.17 hereof. Nothing in this Section 2.4(b) shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (c) All Borrowings under the Commitments shall be loaned by the Lenders on the basis of their Pro Rata Share of such Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitments hereunder.

         SECTION 2.5. NOTES. Each Lender's Loans under its Loan Commitment shall be evidenced by a Note payable to the order of such Lender in the maximum principal amount equal to such Lender's Pro Rata Share of the original Commitments.

         SECTION 2.6. INTEREST. (a) The Borrower agrees to pay interest in respect of all unpaid principal amounts of the Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

                  (i)      For Base Rate Loans - The Base Rate.

                  (ii) For LIBOR Loans -- Applicable LIBOR Rate plus one percent (1%) per annum.

         (b) To the extent not prohibited by applicable law, the Borrower shall pay a late charge equal to five percent (5%) of any payments of principal and/or interest that are paid more than two (2) Business Days after receipt of written notice from Agent regarding the late payment, to cover the extra expenses involved in handling delinquent payments.

         (c) During the existence of any Event of Default, all outstanding principal and unpaid interest, in respect of the Loans and all other amounts owing hereunder shall bear interest (both before and after judgment) at a rate equal to two percentage points (2%) per annum above the Base Rate.

         (d) Interest on each Loan shall accrue from and including the date of such Loan to but ding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable on the last day of each Fiscal Month in arrears. Interest on all LIBOR Loans shall be paid in arrears on the last day of the applicable interest Period.

         Section 2.7. INTEREST PERIODS. In connection with the making or continuation of, or conversion into, each Borrowing of LlBOR Loans, the Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall be either a one (1), two (2) or three (3) month period; provided that:

                  (a) The Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing) as selected by the Borrower in the Borrowing Request or Continuation/Conversion Notice given to Agent pursuant to Section 2.3(a) or 2.3(c) and thereafter, if such Loan is continued in whole or in part, as a LIBOR Loan pursuant to Section 2.3(c), shall commence on the last day of the immediately preceding Interest Period with respect thereto;

                  (b) If any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the Business Day immediately following such day;

                  (c) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

         SECTION 2.8. FEES. (a) On the Closing Date, the Borrower shall pay to the Agent for its sole benefit the fees in the amounts and on the dates set forth in the Fee Letter.

         (b) The Borrower shall pay to the Agent, for the account of each Lender, a commitment fee for the period commencing on the Closing Date and continuing as long as any of the Obligations remain outstanding, computed at a rate equal to 37.5 basis points per annum on the average daily unused portion of the Commitment Amount, computed quarterly, such fee payable quarterly in arrears on the last calendar day of each Fiscal Quarter.

         Section 2.9. USE OF PROCEEDS. The proceeds of the Loans shall be used solely to build and acquire health care centers and to provide working capital and other general capital purposes.

         Section 2.10. REPAYMENT OF PRINCIPAL. (a) The Borrower's obligations to pay the principal of and interest on the Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Note payable to such Lender completed in conformity with this Agreement.

         (b) All outstanding principal amounts under the Loans shall be due and payable in full on the Maturity Date.

         Section 2.11. VOLUNTARY PREPAYMENTS OF BORROWINGS. (a) The Borrower may, at its option, prepay Borrowings consisting of Base Rate Loans at any time in whole, or from time to time in part, in amounts aggregating $100,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid. Those Borrowings consisting of LIBOR Loans may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $1,000,000, by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to
Section 2.17 if such
prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 2.11(c).

         (b) The Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of the Loans (i) no later than by 10-00 A.M. (local time for the Agent) on the day of any prepayment of Base Rate Loans, and (ii) not less than two (2) Business Days prior to any prepayment of LIBOR Loans. Such notice, once given, shall be irrevocable by the Borrower. Upon receipt of such notice of prepayment pursuant to the first sentence of this Section 2.1 1 (b), the Agent shall promptly notify each Lender of the contents of such notice and of such Lender's Pro Rata Share of such prepayment, if any.

         (c) The Borrower, when providing notice of prepayment pursuant to
Section 2.11 (b), may designate the types of Loans and the specific Borrowing or Borrowings that are to be prepaid, provided that if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Loans. In the absence of a designation by the Borrower, the Agent shall, subject to the foregoing, apply such prepayment first to Base Rate Loans and then to LIBOR Loans as Interest Periods expire with respect thereto. All voluntary prepayments shall be applied to the payment of interest before application to principal and shall be applied against scheduled amortization payments in the inverse order of maturity.

         SECTION 2.12. VOLUNTARY REDUCTION OF COMMITMENTS. The Borrower may, from time to time on any Business Day, voluntarily reduce the amount of the Commitment Amount; provided, however, that (i) all such reductions shall require at least three (3) Business Days' prior written irrevocable notice to the Agent and be permanent, (ii) any partial reduction of (A) the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000, and in an integral multiple of $500,000, and (iii) except as provided below, the Commitment Amount may not be reduced to an amount less than the aggregate outstanding principal amount of all Loans. The Borrower may terminate the Commitments in whole if, at the time of and as a condition of such termination, the Borrower shall have repaid in full the aggregate outstanding principal amount of all Loans, together with all accrued interest and fees thereon to the date of termination.

         SECTION 2.13. PAYMENTS, ETC. (a) Except as otherwise specifically provided herein, all payments under this Agreement and the other Loan Documents shall be made without defense, set-off or counterclaim to the Agent not later than 10:00 A.M. (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at its Principal Office.

                  (b)(i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Loan Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder. If any Taxes are so levied or imposed, the Borrower agrees
         (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the notes and other loan documents, after withholding or deduction for or on account of any such taxes (including additional sums payable under this Section 2.13), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction, and (C) to pay the full amount elevant author) in accordance with applicable law. The Borrower will furnish deducted to the Agent and each Lender, within thirty (30) days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the--Borrower. The Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any Taxes paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes. In the event that the Agent or any Lender shall receive any refund or credit in respect of Taxes paid by the Borrower, the Agent or such Lender (as the case may be) shall promptly refund the resulting amount to the Borrower.

                  (ii) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (including each Lender that becomes a party to this Agreement after the date hereof, if any) agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 and W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 and 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower.

                  (iii) The Borrower shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the Agent or such Lender pursuant to the laws of the jurisdictions with taxing authority over Agent or such Lender) as the Agent or such Lender shall determine are payable by the Agent or such Lender in respect of amounts paid by or on behalf of any Borrower to or on behalf of the Agent or such Lender pursuant to
         Section 2.13(b)(i).

         (c) Subject to Section 2.7(b), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the Business Day immediately following such day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (d) All computations of interest and fees shall be made on the basis of a year of three hundred and sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest shall be calculated as to each respective Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as the Borrower, constitute payment to the Lenders under this Agreement.

         SECTION 2.14 INTEREST RATE NOT ASCERTAINABLE, ETC. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Applicable LIBOR Rate for any interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Applicable LIBOR Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Loans to remain outstanding past the last day of then current Interest Periods as LIBOR Loans shall be suspended, and such affected Loans shall bear the same interest as Base Rate Loans and shall be maintained as Base Rate Loans at the expiration of the Interest Period applicable thereto.

         SECTION 2.15 ILLEGALITY. (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

         (b) Upon the giving of the notice to the Borrower referred to in
Section 2.15(a), (i) the Borrower's right to request from such Lender and such Lender's obligation to make, LIBOR Loans shall be immediately suspended, and such Lender shall make a Loan as part of the requested Borrowing of LIBOR Loans as a Base Rate Loan, which Base Rate Loan shall, for all other purposes, be considered part of such Borrowing, and (ii) if the LIBOR Loan or Loans then outstanding are affected, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Days written notice to the Agent and the affected Lender, convert each such Loan into a Base Rate Loan or Loans, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.15(b).

         SECTION 2.16 INCREASED COSTS. (a) If by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-goverornental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (A) any Lender shall be subject to any tax, duty or other charge with respect to its LIBOR Loans or its obligation to make LIBOR Loans, or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans shall have changed (except for changes in the tax on the overall net income of such Lender pursuant to the laws of jurisdictions with taxing authority over such Lender); or

                  (B) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on any Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or raking, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the interest rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then the Borrower shall from time to time, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five (5) Business Days after the date of such notice and demand, additional mounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender in good faith and by a statement prepared by such Lender describing in reasonable detail the basis for and Calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

         (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in Section 2.16(a)(i) or (ii) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the calculations for the interest rates for LIBOR Loans as determined y the Agent will not adequately and fairly reflect the cost to such Lender of funding such Loans, then, and in any such event and until such Lender notifies the Agent that such circumstances no longer exist:

                  (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the other Lenders of such advice;

                  (ii) The Borrower's right to request from such Lender, and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Loans shall be immediately suspended; and

                  (iii) such Lender shall make a Loan as part of the requested Borrowing of LIBOR Loans as a Base Rate Loan.

         SECTION 2.17 FUNDING LOSSES. The Borrower shall compensate each Lender, upon its written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without imitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans, in either case to the extent not recovered by such Lender in connection with the reemployment of such funds and including loss of anticipated profits), which the Lender may sustain: (a) for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Loans to Borrower does not occur on the date specified therefor in a Borrowing Request, or Continuation/Conversion Notice (whether or not withdrawn), (b) if any repayment (including mandatory repayments and any conversions pursuant to Section 2.15) of any LIBOR Loans to the Borrower occurs on a date that is not the last day of an Interest Period applicable thereto, or (c), if, for any reason, the

Borrower defaults in its obligation to repay its LIBOR when required by the terms of this Agreement.

         SECTION 2.18 APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Commitments and Loans to which such payments relate proportionately to the Lenders' respective Pro Rata Share of such Commitments and outstanding Loans. The Agent shall distribute to each Lender at its Payment Office its share of all such payments received by the Agent, with such distribution by Agent occurring no later than the end of the Business Day following Agent's receipt of such payments.

         SECTION 2.19 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata Share of payments or reductions of such Obligations obtained by all the Lenders, such Lender shall forthwith (a) notify each of the other Lenders and Agent of such receipt, and (b) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.19 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.20 CAPITAL ADEQUACY. Without limiting any other provision of this Agreement, but without duplication, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), the Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Loans, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base
Rate). Each certificate as to the amount payable under this Section 2.20 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to the Borrower by any Lender in good faith, shall. absent manifest error, be final, conclusive and binding for all purposes.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

         To induce the Agent and each Lender to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to the Agent and each Lender that as of the date hereof and as of the Closing Date:

         SECTION 3.1. EXISTENCE AND QUALIFICATION. Borrower is a limited partnership duly formed and legally existing, under the laws of the State of Delaware pursuant to that certain partnership agreement dated October 31, 1986, as amended to date (the "Partnership Agreement"), a copy of which has been delivered to the Agent. Borrower is duly qualified as a foreign limited partnership in Tennessee and in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary. Borrower will not commence doing business in any state unless and until it shall have qualified to do business in such state.

         SECTION 3.2. POWER AND AUTHORIZATION. Borrower is duly authorized and empowered to execute, deliver, and perform under all Loan Documents; the Borrower and General Partner's board of directors have authorized Borrower and the General Partner to execute and perform under the Loan Documents; and all other partnership, corporate and/or shareholder action on Borrower's part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

         SECTION 3.3. BINDING OBLIGATIONS. This Agreement is, and the Notes and other Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon and against Borrower and its Properties enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind. Neither the Agent nor any Lender has taken any action or failed to take any action that subjects it to any liability to Borrower.

         SECTION 3.4. No LEGAL BAR OR RESULTANT LIEN. Borrower's execution, delivery and performance of the Loan Documents do not constitute a default under, and will not violate any provisions of the partnership agreement of Borrower or the articles of incorporation (or charter) or bylaws of General Partner, any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which Borrower and/or General Partner is subject, or result in the creation or imposition of any lien upon any Properties of Borrower and/or General Partner, other than those contemplated by the Loan Documents.

         SECTION 3.5 NO CONSENT. Borrower's execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person.

         SECTION 3.6. FINANCIAL CONDITION. The Financial Statements for the period ended December 31, 1995 and the Fiscal Quarter ended September 30, 1996 which have been delivered to the Agent and each Lender, have been prepared in accordance with GAAP, consistently applied, and the Financial Statements present fairly the financial condition of Borrower as of the date or dates and for the period or periods stated therein. No Material Adverse Change has occurred since the date of the most recent Financial Statements.

         SECTION 3.7. INVESTMENTS, ADVANCES AND GUARANTIES. Borrower has not made investments in, advances to, or guaranties of the obligations of any Person, or committed or agreed to undertake any of these actions or obligations, except as referred to or reflected in the financial statements.

         Section 3.8. LIABILITIES AND LITIGATION. Borrower has no material liabilities (individually or in the aggregate) direct or contingent, except as referred to or reflected in the Financial Statements. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower that involves the possibility of any judgment or liability not fully covered by insurance and that may cause a Material Adverse Effect. Borrower has not recently experienced and is not now experiencing any strike, labor dispute, slowdown, or work stoppage due to labor disagreements that would have a Material Adverse Effect, and no such strike, dispute, slowdown, or work stoppage is threatened against Borrower.

         SECTION 3.9. TAXES, GOVERNMENTAL CHARGES. Borrower has filed or caused to be filed all tax returns and reports required to be filed. Borrower has paid all due and payable taxes, assessments, fees, and other governmental charges levied upon it or upon any of its Properties or income including interest and penalties. Borrower has made all required withholding deposits.

         SECTION 3.10. TITLE. ETC. (a) Borrower has good title to its Properties, free and clear of all liens except those referenced or reflected in the Financial Statements or the Permitted Liens. Borrower enjoys peaceful and undisturbed possession under all of its leases and all leases are in full force and effect and no material default exists under any such leases.

         (b) Those locations set forth on Schedule 3.10(b) are all of the locations (i) at which material property owned or leased by the Borrower is located and (ii) representing each of the Borrower's place of business if only one (l) exists or chief executive office if more than one (l) place of business exists.

         SECTION 3.11. INTELLECTUAL PROPERTY. Borrower possesses or has the right to use all trademarks, service marks, copyrights, trade names, patents, licenses, and other intellectual property, and rights therein, as are adequate in all material respects for the conduct of its business as now conducted and presently proposed to be conducted, without conflict with the rights or claimed rights of others.

         SECTION 3.12. NO DEFAULT. Borrower is not in default in any material respect that affects its business, Properties, operations, or condition, financial or otherwise, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower is a party or by, which it or its Properties are bound. Borrower is not in violation of its Partnership Agreement.

         SECTION 3.13. CASUALTIES; TAKING OF PROPERTIES, ETC. Neither the business nor the Properties of Borrower have been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property, cancellation of contracts, permits, concessions by any domestic or foreign government or any agency thereof, riot activities of armed forces or acts of God or of any public enemy.

         SECTION 3.14. COMPLIANCE WITH LAWS, ETC. Borrower is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any of its Properties is subject. Borrower has not failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of its properties or to the conduct of its business. All improvements on real estate owned by, leased to or used by borrower conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate and improvements thereon are presently being used.

         SECTION 3.15. ERISA. Borrower is in compliance in all material respects with the applicable provisions of ERISA. Borrower has not incurred any material "accumulated funding defiency" within the meaning of ERISA, and has not incurred any material liability to PBGC in connection with any Plan.

         SECTION 3.16. SUBSIDIARIES, ETC. Except as disclosed on Schedule 3.16, Borrower has no Subsidiaries and is not a joint venture partner, limited liability company member or general partner in any joint venture, partnership or limited liability company; and Borrower uses, and has used during the preceding six years, only the trade names listed on Schedule 3.16.

         SECTION 3.17. NO MATERIAL MISSTATEMENTS. No information, exhibit, or report furnished or to be furnished by Borrower to the Agent or any Lender in connection with this Agreement, contain as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

         SECTION 3.18. INVESTMENT COMPANY ACT. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.19. SECURITIES ACT. ETC. The Notes are not required to be' registered under the Securities Act of 1933, as amended, or under the securities laws of any state. This Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

         SECTION 3.20. REGULATION U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. No part of the Indebtedness shall be used at any time to purchase or to carry margin stock within the meaning of Regulation U or to extend credit to others for the purpose of purchasing or carrying any margin stock if to do so would cause any Lender to violate the provisions of Regulation U.

         SECTION 3.21. USE OF PROCEEDS; PURPOSE OF THE CREDIT. Borrower has used or will use proceeds from the Loan exclusively for the purposes stated in this Agreement. No proceeds of the Loans will be used to acquire any security in any transaction that is subject to Section 13 and 14 of the Securities Exchange Act of 1934, including without limitation Sections 13(d) and 14(d) thereof.

         SECTION 3.22. SOLVENCY. Borrower is solvent as of the Closing Date. Borrower is generally paying its debts as they mature and the fair value of Borrower's assets substantially exceeds the sum total of Borrower's liabilities.

         SECTION 3.23. CAPITAL. Borrower now has and shall at all times hereafter have capital sufficient to carry on its business and transactions and all businesses and transactions in which it is about to engage.

         SECTION 3.24. FILINGS. To the date hereof, borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of their respective dates, the reports and statements referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                              ARTICLE 4. CONDITIONS

         SECTION 4.1. INITIAL CONDITIONS. Each Lender's obligation to extend credit hereunder is subject to the Conditions Precedent that the Agent shall have received (or the Agent and each Lender shall have agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the Closing Date, in form and substance satisfactory to the Agent and its counsel:

         (a) Notes. The Notes, payable to the order of each Lender, duly executed by Borrower.

         (b) Loan Documents. All other Loan Documents, all duly executed by Borrower.

         (c) Resolutions. Certified copies of resolutions of the Board of Directors of the General Partner authorizing or ratifying the execution, delivery, and performance, respectively, of this Agreement and all Loan Documents by the Borrower.

         (d) Certificates of Existence. Certificates of existence or good standing certified by the respective Secretary of State of the state in which Borrower and General Partner were organized, containing no facts objectionable to the Agent.

         (e) Officer's Certificate. A certificate of the secretary or any assistant secretary of the General Partner certifying: (i) the names of the officer(s) of the General Partner authorized to sign this Agreement and the Loan Documents on behalf of the Borrower and authorized to submit a Borrowing Request and a Continuation/Conversion Notice, together with a sample of the true signature of such officer(s), and (ii) as to representations and warranties of, and litigation involving, Borrower.

         (f) Organizational Documents. A copy of Borrower's partnership agreement and the General Partner's by-laws and charter (including all amendments thereto certified by the respective secretary or any assistant secretary of Borrower and General Partner.

         (g) Legal Opinions. Opinions of counsel for Borrower, addressed to the Agent an the Lenders, and substantially in the form of Exhibit D.

         (h) Consents. Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any with respect to this Agreeme and the Loan Documents.

         (i) Evidence of insurance. A summary set forth in format and detail reasonab acceptable to the Agent of the types and amounts of insurance (property and liability) maintained by the Borrower;

         (j) Other. Such other documents as the Agent may reasonably request.

         SECTION 4.2. ALL BORROWINGS. Each Lender's obligations to extend credit under its note . subject to the following additional Conditions Precedent, which must be satisfied each time a loan requested and a Loan is made:

                  (a) Representations. The representations of Borrower contained in Article 3 are true and correct as of the date of the requested Loan, with the same effect as though made on the date additional funds are advanced;

                  (b) Material Adverse Change. There has been no Material Adverse Change in the condition of Borrower or the General Partner since the date of the most recent borrowing hereunder;

                  (c) No Default. No Event of Default has occurred and continues to exist;

                  (d) No Material Litigation. No material litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings. not disclosed in writing by Borrower to the Agent and Lenders prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against Borrower (or the General Partner or any Subsidiary), and no material development not so disclosed has occurred in any litigation, arbitration proceedings or governmental proceedings so disclosed, in either case that could reasonably be expected to have a Material Adverse Effect on Borrower (or the General Partner or any Subsidiary).

                        ARTICLE 5. AFFIRMATIVE COVENANTS

         Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all Obligations shall have been fully paid and discharged, unless the Agent shall otherwise first consent in writing, Borrower shall:

         SECTION 5.1. FINANCIAL STATEMENTS AND REPORTS. Promptly furnish to the Agent (with sufficient copies to deliver to Lenders):

                  (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, the audited Consolidated Financial Statements of Borrower and its Subsidiaries prepared by a firm of independent certified public accountants of recognized national standing setting forth the audited consolidated balance sheets of Borrower and its Subsidiaries as at the end of such year, and the audited consolidated statements of income, statements of cash flows, and statements of retained earnings of Borrower and its Subsidiaries for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year, accompanied by the report of Borrower's certified public accountants, and by an unaudited consolidating balance sheet and unaudited consolidating statements of income, statements of cash flows, and statements of retained earnings of Borrower and its Subsidiaries duly certified by borrower's chief financial officer as being correct reflections of the information used for the audited consolidated financial Statements;

                  (b) Ouarterlv and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, the consolidated balance sheets of Borrower and its Subsidiaries as of the end of such Fiscal Quarter, and the consolidated and consolidating statements of income of Borrower and its Subsidiaries for such Fiscal Quarter and for period from the beginning of the Fiscal Year to the close of such Fiscal Quarter, all certified by the chief financial officer chief accounting officer of Borrower as being true and correct to the best of his or her knowledge;

                  (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to Section 5.1 (a) and (b), a certificate of the treasurer or chief financial officer of Borrower (i) to the effect that, based on the review of the activities of the Borrower and such financial statements during the period covered thereby, there exists no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof and the proposed response thereto and
         (ii) demonstrating in reasonable detail compliance as of the end of such Fiscal Year or such Fiscal Quarter with Section 5.12, Sections 6.1 through 6.5 and Section 6.13.

                  (d) Other Information. Promptly upon its becoming available, such other material information about Borrower, any Subsidiary or the Indebtedness as the Agent may reasonably request from time to time.

All such balance sheets and other Financial Statements referred to in Sections 5.1(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

         SECTION 5.2. TAXES AND OTHER LIENS. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided. however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be subject to a Contest.

         SECTION 5.3. MAINTENANCE.

                  (a) Maintain its existence, name, rights, and franchises;

                  (b) Observe and comply (to the extent necessary so that any failure will not have a Material Adverse Effect) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments; and

                  (c) Maintain its Property (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may be conducted properly and efficiently at all times.

         SECTION 5.4. FURTHER ASSURANCES. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to the Agent and each Lender upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, all as may be reasonably necessary or appropriate in connection therewith

         SECTION 5.5. PERFORMANCE OF OBLIGATIONS. the the according to the terms of the Loan Documents; and do and perform, and cause to be done and to be performed, every act and discharge all of the Obligations provided to be performed and discharged by Borrower under the Loan Documents, at the time or times and in the manner specified.

         SECTION 5.6. INSURANCe. Maintain and continue to maintain, with financially sound and reputable insuroers, insurance satisfactory in type, form, coverage and amount to the Agent, against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated..

         SECTION 5.7. ACCOUNTS AND RECORDS. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which Borrower's certified public accountants concur and which changes have been reported to the Agent in writing and with an explanation thereof.

         SECTION 5.8. RIGHT OF INSPECTION. Permit any officer, employee, or agent of the Agent or any Lender to visit and inspect any of the Property of Borrower, to examine Borrower's s books of record and accounts, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of Borrower with Borrower's respective officers, accountants, and auditors, all at such reasonable times and as often as the Agent and Lenders may reasonably desire.

         SECTION 5.9. NOTICE OF CERTAIN EVENTS. Furnish to the Agent:

                  (a) Default. Promptly after the Borrower has notice or knowledge of the occurrence of a Default or an Event of Default, a certificate of the chief financial officer or principal accounting officer of the Borrower specifying the nature thereof and the proposed response thereto;

                  (b) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower, or any property of any thereof an adverse determination of which to the reasonable judgment of Borrower could have a Material Adverse Effect, or (ii) actual knowledge of the threat of any such action, suit, proceeding, investigation or arbitration;

                  (c) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential liability under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by the Borrower that could result in penalties, fines, claims or other liabilities to the Borrower in amounts in excess of $1,000,000;

                  (d) ERISA. (i) Promptly after the Borrower has knowledge or should have had knowledge of the occurrence thereof with respect to any Plan of any Consolidated Company or and agreements set out in any of the Loan Documents, all as may be reasonably necessary or appropriate in connection therewith.

         SECTION 5.5. PERFORMANCE OF OBLIGATIONS. Pay the Indebtedness to the terms of the Loan Documents; and do and perform, and cause to be done and to be performed, every act and discharge all of the Obligations provided to be performed and discharged by Borrower under the Loan Documents, at the time or times and in the manner specified.

         SECTION 5.6. INSURANCE. Maintain and continue to maintain, with financially sound and reputable insurors, insurance satisfactory in type, form, coverage and amount to the Agent, against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated

         SECTION 5.7. ACCOUNTS AND RECORDS. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP, except only for changes in accounting principles or practices with which Borrower's certified public accountants concur and which changes have been reported to the Agent in writing and with an explanation thereof.

         SECTION 5.8. RIGHT OF INSPECTION. Permit any officer, employee, or agent of the Agent or any Lender to visit and inspect any of the Property of Borrower, to examine Borrower's books of record and accounts, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of Borrower with Borrower's respective officers, accountants, and auditors, all at such reasonable times and as often as the Agent and Lenders may reasonably desire.

         SECTION 5.9. NOTICE OF CERTAIN EVENTS. Furnish to the Agent:

                  (a) Default. Promptly after the Borrower has notice or knowledge of the occurrence of a Default or an Event of Default, a certificate of the chief financial officer or principal accounting officer of the Borrower specifying the nature thereof and the proposed response thereto;

                  (b) Litigation Promptly after (i) the occurrence thereof, notice of the institution of any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Borrower, or any property of any thereof an adverse determination of which to the reasonable judgment of Borrower could have a Material Adverse Effect, or (ii) actual knowledge of the threat of any such action, suit, proceeding, investigation or arbitration;

                  (c) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from Any governmental authority relating to any actual or alleged claim, notice of potential liability under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by the Borrower that could result in penalties, fines, claims or other liabilities to the Borrower in amounts in excess of $1,000,000;

                  (d) ERISA. (i) Promptly after the Borrower has knowledge or should have had knowledge of the occurrence thereof with respect to any Plan of any Consolidated Company or holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange, and of all financial press releases and other statements made available generally to the public relating to material developments in the business or financial condition of the Borrower;

                  (g) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to the Borrower in connection with each annual, interim or special audit of the Borrower's financial statements;

                  (h) Additional Debt. The occurrence of the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Indebtedness of the Borrower or of any security (as defined under the Securities Act of 1933, as amended) of the Borrower with respect to a claimed default, together with a detailed statement by a responsible officer of the Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Borrower is taking or proposes to take with respect thereto;

                  (i) Change in Management. Any material change in the management of the Borrower; and

                  (j) Other Information. With reasonable promptness, such other information about the Borrower as the Agent or any Lender may reasonably request from time to time.

         Section 5.10. ERISA INFORMATION AND COMPLIANCE. Comply with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party or is otherwise subject. Borrower shall provide the Agent and each Lender with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

         SECTION 5.11. MANAGEMENT. Give immediate notice to the Agent and each Lender of any material change in the management of Borrower.

         SECTION 5.12. FINANCIAL COVENANTS.

                  (a) Current Ratio. Maintain at all times a Current Ratio of at least l.0 to 1.

                  (b) Funded Debt to Adiusted Tangible Net Worth Ratio. Maintain at all times a Funded Debt to Adjusted Tangible Net Worth ratio of no more than 3.5 to 1.

                  (c) Debt Service Coverage. Maintain at all times a minimum debt service coverage of 1.3 to 1.

                  (d) Fixed Charge Coverage Ratio. Maintain at all times a Fixed Charge Coverage Ratio of not less than l.l0 to l.

                  (e) Funded Debt to EBITDA. Maintain a Funded Debt (excluding all obligations under any Guaranty) to EBITDA (excluding, to the extent included in the calculation of EBITDA, all Maintenance Capital Expenditures) ratio of not more than the following ratios for the corresponding periods:

                     Ratio              Time Period

                   4.5 to 1           Closing Date through September 30, 1998
                   4.25 to 1          October 1, 1998 and thereafter

         The financial covenants set forth in Section 5.12(a)-(e) will be measured at the end of each Fiscal Quarter beginning December 31, 1996.

                         ARTICLE 6. NEGATIVE COVENANTS

         Borrower covenants and agrees that, during the term of this Agreement and until the Obligations has been paid and satisfied in full, unless the Agent shall otherwise first consent in writing, Borrower will not, and will not permit any Subsidiary to, either directly or indirectly:

         SECTION 6.1. DEBTS, GUARANTIES, AND OTHER OBLIGATIONS. Incur, create, assume, or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article 6, the foregoing prohibitions shall not apply to:

                  (a) Indebtedness evidenced by the Notes;

                  (b) Indebtedness outstanding on the date hereof, all as described on Schedule 6.01(b);

                  (c) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

                  (d) trade payables or similar obligations (other than for borrowed money or purchase money obligations) from time to time incurred in the ordinary course of business not to exceed amounts historically and customarily incurred by Borrower;

                  (e) taxes, assessments, or other governmental charges that are not assessed or are subject to a Contest; being contested in good faith by appropriate action promptly initiated and diligently conducted, if Borrower shall have made any reserve therefor required by GAAP; and

                  (f) Subordinated Debt; and

                  (g) Indebtedness (in addition to the Indebtedness described in Section 6.1 (a), (b), (d), (e) and (f)) in an aggregate principal amount not to exceed $20,000,000.

         SECTION 6.2. LIENS. Create, incur, assume, or permit to exist any lien on any of its property (now owned or hereafter acquired) except, subject to all other provisions of this article, the foregoing restrictions shall not apply to:

                  (a) Liens existing on the date hereof disclosed on Schedule
         6.2;

                  (b) Liens securing the Indebtedness permitted in Section 6.1(g); provided, however, that any such Lien shall be confined solely to health care facilities owned by the Borrower acquired and/or refinanced and shall not exceed 100% of the value of such nursing home;

                  (c) Liens for taxes not yet delinquent, and Liens for Taxes that are subject to a Contest;

                  (d) Liens arising by operation of law in favor of materialmen, mechanics, carriers, lessors and other similar Persons arising in the ordinary course of business which relate to obligations which are not yet due or which are subject to a Contest;

                  (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds and other similar obligations; and

                  (f) zoning restrictions, easements, licenses or restrictions on the use of real property owned by the Borrower, which do not materially impair the use of such property in the operation of the business of the Borrower or the value of such property for the purpose of such business.

         SECTION 6.3. INVESTMENTS, LOANS, AND ADVANCES. Make or permit to remain outstanding any loans or advances to or investments in any Person, except that, subject to all other provisions of this Article, the foregoing restriction shall not apply to:

                  (a) investments in direct obligations of the United States of America or any agency thereof;

                  (b) investments in certificates of deposit having maturities of less than one year, or repurchase agreements issued by commercial banks in the United States of America having capital and surplus in excess of 550,000,000, or commercial paper of the highest quality;

                  (c) investments in money market funds so long as the entire investment therein is fully insured or so long as the fund is a fund operated by a commercial bank of the type specified in (b) above; and

                  (d) mortgage participations and other similar investments not to exceed $10,000,000 in the aggregate.

         SECTION 6.4. SALES AND LEASEBACKS. Enter into any arrangement, directly or indirectly, with any Person by which Borrower shall sell or transfer any Property, whether now owned or hereafter acquired, and by which Borrower shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property that Borrower intends to use for substantially the same purpose or purposes as the Property sold or transferred other than on properties that are expanded and added to an existing lease.

         SECTION 6.5. NATURE OF BUSINESS. Suffer or permit any material change to be made in the character of its business as carried on at the closing Date

         SECTION 6.6. ACQUISITIONS, MERGERS, ETC. (a) Merge with any Person if as a result of such merger the surviving entity would not be the Borrower or if a Default or Event of Default would result therefrom or (b) purchase, lease or otherwise acquire (including by merger unless the provision in clause (a) above applies) all or any substantial portion of the property or assets (including capital stock) of any Person during the existence of a Default or Event of Default or if such purchase, lease or acquisition would cause the occurrence of a Default or an Event of Default.

         SECTION 6.7. ASSET DISPOSITIONS, ETC. Permit any Asset Sales having an aggregate EBITDA in excess of ten percent (10%) of Borrower's EBITDA during any twelve month period.

         SECTION 6.8. PROCEEDS OF LOAN. Permit the proceeds of the Loans to be used for any purpose other than those permitted under this Agreement.

         SECTION 6.9. SALE OR DISCOUNT OF RECEIVABLES. Except to minimize losses on bona fide debts previously contracted, discount or sell with recourse, or sell for less than the greater of the face or market value thereof, any of its notes receivable or accounts.

         Section 6.10. TRANSACTIONS WITH AFFILIATES. Enter into any transactions or series of related transactions with any Affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower as would be obtained by the Borrower at the time in a comparable arm's-length transaction with a Person other than an Affiliate..

         Section 6.11. CREATION OF SUBSIDIARIES, ETC. Create, purchase, or otherwise acquire any Subsidiary other than an existing Subsidiary or become an Affiliate of any Person, or use a trade name not disclosed in this Agreement.

         SECTION 6.12. ADDITIONAL NEGATIVE PLEDGES. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of the Borrower, other than pursuant to (a) Section 6.2 and (b) any requirement of applicable law or any regulatory authority having jurisdiction over any of the Borrower.

         SECTION 6.13. INCONSISTENT AGREEMENTS. Enter into any agreement containing any provision that would be violated or breached by Borrower's performance of its Obligations.

                          ARTICLE 7. EVENTS OF DEFAULT

         SECTION 7.1. EVENTS OF DEFAULT. Any of the following events shall be considered an Event of Default (and shall be considered a Default pending the passage of time, giving of notice or other condition specified below):

                  (a) Principal and Interest Payments. Borrower fails to pay any installment of principal or interest under this Agreement or on any Note within two (2) Business Days after the Agent or any Lender notifies Borrower of Borrower's failure to make such PAyment or borrower fails to pay any other amount payable hereunder, under any note or other Loan Document o with respect to the Indebtedness within two (2) Business Days after the Agent or any Lender notifies Borrower of Borrower's failure to make such payment; or

                  (b) Representations and Warranties. Any representation, warranty, statement (including financial statements), certification or data made or furnished by or on behalf of Borrower in connection with this Agreement or any other Loan Document is incorrect or misleading in any material respect as of the date as of which the facts therein set forth were stated or certified; or

                  (c) Obligations. Borrower fails to perform any of the promises or obligations contained in or required by this Agreement or any other Loan Document and fails to cure such non-performance within thirty (30) days from the earlier of (i) its knowledge thereof or (ii) the Agent's written notice thereof; or

                  (d) Involuntary Bankruptcy or Receivership Proceedings. Any of the following events or conditions occurs with respect to Borrower or General Partner: (i) a receiver, custodian, liquidator, or trustee of itself or of any of its respective Property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or (ii) any of its Property is sequestered by court order; or (iii) a petition is filed against it under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect and either: (y) such petition is not dismissed or vacated within sixty (60) calendar days from the filing date of such petition or (z) an order for relief is entered in such action; or

                  (e) Voluntary Petitions. Borrower or General Partner files (or takes affirmative steps to prepare to file) a voluntary bankruptcy petition or other petition to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction or consents to the filing of any such petition against it under any such law; or

                  (f) Assignments for Benefit of Creditors, Etc. Borrower or General Partner makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of itself or of all or any part of its Property; or

                  (g) Discontinuance of Business, Etc. Borrower (i) discontinues its usual business, or (ii) commences to dissolve, wind-up or liquidate itself; or

                  (h) Cross-Default on Other Debt or Security. Subject to any applicable grace period or waiver prior to any due date, Borrower fails to make any payment due on any Indebtedness, exceeding $500,000 in the aggregate, or any event shall occur, the effect of which is to cause or to permit the holder of such Indebtedness or any other Person to accelerate that maturity of such Indebtedness, or any such Indebtedness shall be required to be prepaid in whole or in part; or

                  (i) Undischarged Judgements. Any court or other governmental authority renders judgement against Borrower for the payment of money in excess of $500,000, payment of which is not fully covered by valid collectible insurance; or

                  (j) Violation of Laws, Etc, Borrower materially violates or otherwise materially fails to comply with any law, rule, regulation, decree, order, or judgement under the laws of the United States of America, or of any state or jurisdiction thereof; or Borrower fails or refuses at any and all times to remain current on its financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any units of Borrower are traded; or

                  (k) Change in Control. Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act of 1934, as amended from time to time), shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of more than forty percent (40%) of the units of the Borrower entitled to vote for members of the Borrower's management committee or similar management group.

         SECTION 7.2. REMEDIES. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 7.1(d), 7.1(e) and 7.1(f): the Agent may, and upon written or telex request of the Required Lenders, shall (i) declare the entire principal amount of the Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) declare the Commitments terminated whereupon the Commitments of each Lender shall terminate immediately, or (iii) exercise all rights set forth in the Loan Documents or afforded a creditor under applicable law.

         Upon the happening of any event specified in Section 7.1(d), 7.1(e) or 7.1(f) above: (i) all Obligations, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives, (ii) all obligations of Lenders under this Agreement shall immediately cease and terminate unless and until Required Lenders shall reinstate such obligations in writing, (iii) all rights set forth in the Loan Documents may be exercised; or (iv) Agent may bring an action to protect or enforce Lenders' rights under the Loan Documents or seek to collect and/or enforce the Obligations by any lawful means.

         SECTION 7.3. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, each Lender is authorized, at any time and from time to time, pursuant to Article 10, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not Lender or Agent shall have accelerated the Obligations or made any demand under this Agreement or any Note and although such obligations may be unmatured, all pursuant to Article 10 hereof.

                           ARTICLE 8. INDEMNIFICATIONS

         SECTION 8.1. REPRESENTATION AND INDEMNITY REGARDING HAZARDOUS
SUBSTANCES.

                  (a) Borrower has no knowledge (i) of the presence of any Hazardous Substances on any of its Property; (ii) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of its Property; or
         (iii) of any spills or disposal of Hazardous Substances that have occurred or are occurring off any of its Property as a result of any construction on or operation and use of the Property.

                  (b) Borrower represents that its Property and any previous or current operation concerning its Property and its business operations are not in violation of anv applicable federal, state or local statute, ordinance, law or regulation including common law, and Borrower has no actual knowledge or any notice from any governmental body claiming that the Property or its business operations or operations or uses of the Property have or may result in any violation of any law, ordinance, code or regulation or requiring or calling attention to the need for any work, repairs, corrective actions, construction alterations or installation on or in connection with the Property or Borrower's business in order to comply with any laws, ordinances, codes or regulations with which Borrower has not complied. If there are any such notices with which Borrower has complied, Borrower shall provide the Agent with copies thereof. If Borrower receives any such notice, Borrower will immediately provide a copy to the Agent.

                  (c) To the best of Borrower's knowledge, no portion of any of its Property consists of filled ground, or was used or will be used for the dumping of trash, debris or other refuse.

                  (d) To the best of Borrower's knowledge, no barrels, cans, trash, debris, containers, articles or any other items which were dumped, abandoned, discarded or stored on in, or under any of its Property are currently existing on the Property or will be placed on, in, or under the Property in the future.

                  (e) To the best of Borrower's knowledge, no storage tanks for gasoline or any other substance are or were located on any of its Property at any time prior to Borrower's ownership thereof, or are currently existing thereon or will be placed thereon in the future.

                  (f) Borrower agrees to indemnify and hold the Agent and each Lender harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees), arising directly or indirectly from or out of, or in any way connected with (i) the presence of any Hazardous Substances on any of its Property; (ii) any violation or alleged violation of any local, state of federal environmental law, regulation, ordinance or administrative or judicial order relating to Hazardous Substances on any of its Property, whether attributable to events occurring before or after Borrower's acquisition of any of its Property; (iii) any violation of any Environmental Law by Borrower resulting from the conduct of its business, use of its Property, or otherwise; or (iv) any inaccuracy in the certifications contained herein.

                  As used in this section, the term "RELEASE" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment. The term "ENVIRONMENT" means any surface or groundwater, drinking water supply, land, surface or subsurface strata or the ambient air.

         SECTION 8.2. OTHER INDEMNITIES. In consideration of the execution and delivery of this Agreement by the agent and each Lender and the extension of the Loans, Borrower hereby indemnifies, exonerates and holds the Agent, each Lender and each of their respective its officers, directors, shareholders, employees, agents and assigns (the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses (irrespective of whether any such indemnified party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements incurred by the indemnified parties or any of them resulting from (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the Loan; or (b) the entering into and performance of this Agreement and any other Loan Document by any of the indemnified parties, regardless of whether caused by, or within the control of, Borrower, except to the extent arising out of an indemnified party's gross negligence or wilful misconduct, or (c) Borrower's and/or Guarantor's breach of any provision of any Loan Document (collectively, the "INDEMNIFIED LIABILITIES"). If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. The indemnification set forth in this Section 8.2 shall survive payment of the Obligations and termination of this Agreement.

                                ARTICLE 9. AGENT

         SECTION 9.1. APPOINTMENT OF THE AGENT. Each Lender hereby designates STB as the Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2. AUTHORIZATION OF THE AGENT WITH RESPECT TO THE LOAN DOCUMENTS.

                  (a) Each Lender hereby authorizes the Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as the Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Loan Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law. Each such case assignee shall be entitled to all the rights of the Agent under and with respect to the applicable Loan Document, subject to compliance with any requirements of applicable law governing the assignment of such Loan Documents.

                  (b) The Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by this Agreement, and with respect to taking or refraining from taking any action or actions that it may be able to take under or respect of this Agreement, unless (i) such actions or rights expressly require the consent of the Required Lenders or all of the Lenders, or (ii) the Required Lenders shall have instructed the Agent to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Agent shall incur no liability under or respect of this Agreement with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment or that may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct.

                  (c) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. In each circumstance where any consent of or direction from the Required Lenders or all of the Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. If the Agent does not receive a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

         SECTION 9.3. AGENT'S DUTIES, LIMITED; NO FIDUCIARY DUTY. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

         SECTION 9.4. NO RELIANCE ON THE AGENT.

                  (a) Each Lender represents and warrants to the Agent and the other Lenders that such Lender, to the extent it deems appropriate, has made and shall continue to make, independently and without reliance upon the Agent, (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower. Each Lender further agrees that, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. As long as any of the Loans are outstanding, each Lender shall continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

                  (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower. The Agent shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised that a Lender has not received any information formally delivered to the Agent pursuant to Section 5.1, the Agent shall deliver such information, or cause it to be delivered, to such Lender.

         SECTION 9.5. CERTAIN RIGHTS OF AGENT. If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         SECTION 9.6. RELIANCE BY THE AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 9.7. INDEMNIFICATION OF THE AGENT. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding hereunder (or if no amounts are outstanding, ratably in accordance with the Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees of experts, consultants and counsel and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         SECTION 9.8. THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation as a Lender to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties of the Agent specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to (unless expressly prohibited by the terms of this Agreement), and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower as if it were not performing the duties specified herein as the Agent, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 9.9. HOLDERS OF NOTES. The Agent may deem and treat the payee of Any Note as the owner thereof for all purposes hereof.

         SECTION 9.10. SUCCESSOR AGENT.

                  (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and has accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent with the consent of Borrower which shall not be unreasonably withheld or delayed. If no successor Agent has been so appointed by the Required Lenders and has accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
         Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an the Agent under this Agreement.

         SECTION 9.11. NOTICE OF DEFAULT OR EVENT OF DEFAULT. If the Agent or any Lender acquires actual knowledge, or has been notified, of any Default (other than through a notice by one party hereto to all other parties), it shall promptly notify the Agent and the other Lenders, and the Agent shall take such action and assert such rights under this Agreement as the Required Lenders (or all the Lenders, where expressly required by this Agreement) shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default within five (5) days after their receipt of the notice of any Default from the Agent or any Lender, or shall request inconsistent action with respect to such Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9 hereof) as it deems in its discretion to be advisable for the protection of the Lenders.

                         ARTICLE 10. GENERAL PROVISIONS

         SECTION 10.1. NOTICES. All communications under or in connection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered to such party at its address or applicable teletransmission number set forth opposite such party's name on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify to Agent and the Borrower. Each such notice, request or other communication shall be effective (a) if given by mail seveny-two (72) hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, (b) if given by telecopy, when such telecopy is transmitted to the telecopy number as described above and the appropriate confirmation is received, or (c) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section 10.1; provided that notices to the Agent shall not be effective until received.

         SECTION 10.2. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (a) increase the Loan Commitments or other contractual obligations to the Borrower under this Agreement, (b) reduce the principal of, or interest on, the Notes or any fees hereunder, (c) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (d) change the percentage of the Loan Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (e) modify the definition of "Required Lenders," or (f) modify
Article 9 or (g) modify this Section 10.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Loan Document.

         SECTION 10.3. NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Loan Document, and no course of dealing between Borrower and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on Borrower not required hereunder or under any other Loan Document in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 10.4. PAYMENT OF EXPENSES, ETC. Borrower shall:

         (a) whether or not the transections hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses actually incurred relating to advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default, refinancing, renegotiation or restructuring of, this Agreement and the other Loan Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Loan Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and disbursements of counsel), for any of the Lenders;

         (b) pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, indebtedness and other similar taxes with respect to this Agreement, the Notes and any other Loan Documents, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes unless such delay or omission is caused by the gross negligence of the Agent and Lenders; and

         (c) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages expenses incurred by any of them (whether or not any of them is designated a party thereto) (an Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or Borrower's entering into and performing of the Agreement, the Notes or the other Loan Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

         (d) without limiting the indemnities set forth in Section 10.4(c), indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after Borrower's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Loan Document or any related documents.

If and to the extent that the obligations of the Borrower under this Section
10.4 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under applicable law.

         SECTION 10.5. RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law and subject to Section 2.19 hereof, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such Lender or such holder has made any demand or the Borrower's obligations are matured, have the right to appropriate and apply to the Obligations, all deposits of the Borrower (general or special, time or demand, provisional or final) then or thereafter held by and other Indebtedness or property then or thereafter owing by such Lender or other holder to the Borrower, whether or not related to this Agreement or any transaction hereunder. Upon direction by the Agent with the consent of the Required Lenders, each Lender holding deposits of the Borrower shall exercise its set-off rights as so directed and any such amounts recovered shall be applied to the Obligations.

         SECTION 10.6. BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry, transfer or participate Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender provided that the Borrower will not be responsible for any increased Taxes as a result of any such transfer or participation.

         (c) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

         (d) If (i) any Taxes referred to in Section 2.13(b) have been levied or imposed so as to require withholdings or deductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof, (ii) any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 2.16 or for its reduced rate of return pursuant to Section 2.20, or (iii) any Lender shall decline to consent to a modification or waiver of the terms of this Agreement or the other Loan Documents requested by the Borrower, then and in such event, upon request from the Borrower delivered to such Lender and the Agent, such Lender shall assign, pursuant to such documentation acceptable to Agent, all of its rights and obligations under this Agreement and the other Loan Documents to another Lender selected by the Borrower, in consideration for the payment by such assignee to the Lender of the principal of, and interest on, the outstanding Loans accrued to the date of such assignment, and the assumption of such Lender's Commitment hereunder, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Loan Documents accrued to the date of such assignment.

         Section 10.7. GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF TENNESSEE.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE CHANCERY COURTS FOR DAVIDSON COUNTY, TENNESSEE OR IN THE FEDERAL COURTS FOR THE MIDDLE DISTRICT OF TENNESSEE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or Borrower to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         SECTION 10.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 10.9. EFFECTIVENESS; SURVIVAL. (a) This Agreement shall become effective on the date on which all of the parties hereto shall have executed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 10.1 or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been executed and mailed to them.

         (b) The obligations of the Borrower under Sections 2.13, 2.16, 2.17, 2.20, 10.4 and Article 9 shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Loan Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 10.10. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 10.11. INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 10.12. CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR TAX LAWS. If (a) any preparation of the Financial Statements hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) (other than changes mandated by FASB-106) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, or (b) there is a material change in federal tax laws that materially affects the Borrower's ability to comply with the financial covenants, standards or terms found in this Agreement, the Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 10.13. HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Loan Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 10.14. INTEREST. The parties to this Agreement intend to conform strictly to applicable usury laws and other laws that may limit monetary charges, however such charges may be characterized, as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious or otherwise excessive under applicable law (including the laws of the United States of America and the State of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with or as security for any of the Notes, the Borrower and Lenders agree as follows: (a) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged or received under any of the Notes, this Agreement or any of the other Loan Documents or agreements, or otherwise in connection with the Notes, and all other monetary charges, shall under no circumstances exceed the maximum lawful rate of interest or lawful amount of other charges permitted by applicable law, and any excess shall be credited on the applicable Notes by the holder thereof (or, if the Notes shall have been paid in full, refunded to the Borrower); and (b) in the event that the maturity of any of the Notes is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the applicable Notes (or, if the Notes shall have been paid in full, refunded to the Borrower).


                             ARTICLE 11. JURY WAIVER

         SECTION 11.1. JURY WAIVER. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

         ENTERED INTO the date first above written.

                                             BORROWER:


Address for Notices:                         NATIONAL HEALTHCARE L.P.

100 Vine Street                              By: NHC, Inc.,
Murfreesboro, Tennessee 37130                    Managing General Partner
Telephone No.: (615) 890-2020
Telecopy No.: (615) 890-0123

                                             By:/s/
                                                ---------------------------

                                             Title: President
                                                   ------------------------

                                       AGENT:

Address for Notices:                   SUNTRUST BANK, NASHVILLE, N.A., as Agent

201 Fourth Avenue North                By:  /s/
P.O. Box 305110                           ----------------------------
Nashville, Tennessee 37230-5110        Title: /s/ Group Vice President
Attn: Karen Cole Ahern,                      -------------------------
      Group Vice President
Telephone No.: (615) 748-5817
Telecopy No.: (615) 748-5161

                                       LENDERS:

Address for Notices:                   SUNTRUST BANK, NASHVILLE, N.A.

201 Fourth Avenue North
P.O. Box 305110                        By:  /s/
Nashville, Tennessee 37230-5110           ----------------------------
Attn: Karen Cole Ahern,                Title: Group Vice President
      Group Vice President                   -------------------------
Telephone No.: (615) 748-5817
Telecopy No.: (615) 748-5161


Payment Office:


201 Fourth Avenue North
P.O. Box 305110
Nashville, TN 37230-5110
Attn: Karen Cole Ahern, Group
      Group Vice-President
Telephone No.: (615) 748-5817
Telecopy No.: (615) 748-5161
LOAN COMMITMENT: $15,000,000
PRO RATA SHARE: 42.8572%


Address for Notices:                   FIRST AMERICAN NATIONAL BANK
First American Center
Nashville, TN 37238                    By:/s/
Attn: Sandra G. Hamrick                   ---------------------------
Telephone No.: (615) 748-2191
Telecopy No.: (615) 748-2812
                                       Title: SENIOR VICE PRESIDENT
                                             ------------------------

Payment Office:

First American Center
Nashville, TN 37238
ABA #:064000017
Attn: Sandra G. Hamrick
Re: National HealthCare L.P.
Telephone No.: (615) 748-2191
Telecopy No.: (615) 748-2812
LOAN COMMITMENT: $5,000,000
PRO RATA SHARE: 14.2857%


Address for Notices:                       NBD BANK

NBD Bank
611 Woodward Avenue                        By: /s/
Detroit, M1 48226                             ----------------------------
Attn: William J. McCaffrey
Telephone No.: (313) 225-3444
Telecopy No.: (313) 225-2649               Title: Vice President
                                                 -------------------------


Payment Office:

NBD Bank
611 Woodward Avenue
Detroit, MI 48226
ABA #:072000326
Attn: Commercial Loans
Re: National HealthCare L.P.
Acct. #:2241149
Telephone No.: (313) 225-3444
Telecopy No.: (313) 225-2649
LOAN COMMITMENT: $10,000,000
PRO RATA SHARE: 28.5714%


                                           UNION PLANTERS BANK OF MIDDLE
Address for Notices:                       TENNESSEE, N.A.

1861 Memorial Blvd.                        By: /s/
Murfreesboro, TN 37129                        ----------------------------
Attn: Jim Bryant
Telephone No.: (615) 893-428
Telecopy No.: (615) 896-6438               Title: Senior Vice President
                                                 -------------------------


Payment Office:

1861 Memorial Blvd.
Murfreesboro. TN 37129
Attn: Jim Bryant
Telephone No.: (615) 893~428
Telecopy No.: (615) 896-6438
LOAN COMMITMENT: $5,000,000
PRO RATA SHARE: 14.2857%